EXHIBIT 11


                         TALK.COM INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)


                                                                                                        FOR THE THREE MONTHS ENDED
                                                                                                                  MARCH 31,
                                                                                                     -------------------------------
                                                                                                           1999              1998
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before extraordinary gain                                                                  $ 12,334          $(41,795)
Extraordinary gain                                                                                         18,997                --
                                                                                                         --------          --------

Net income (loss)                                                                                        $ 31,331          $(41,795)
                                                                                                         ========          ========

BASIC

Weighted average common shares outstanding - Basic:                                                        58,909            64,153
                                                                                                         ========          ========

Income (loss) before extraordinary gain                                                                  $   0.21          $  (0.65)
Extraordinary gain                                                                                           0.32                --
                                                                                                         --------          --------

Net income (loss)                                                                                        $   0.53          $  (0.65)
                                                                                                         ========          ========

DILUTED

Weighted average common and common equivalent shares outstanding - Diluted:
Weighted average shares                                                                                    58,909            64,153
Effect of assumed conversion of common stock options                                                        3,426                --
                                                                                                         --------          --------
Weighted average common and common equivalent shares - Diluted                                             62,335            64,153
                                                                                                         ========          ========

Income (loss) before extraordinary gain                                                                  $   0.20          $  (0.65)
Extraordinary gain                                                                                           0.30                --
                                                                                                         --------          --------

Net income (loss)                                                                                        $   0.50          $  (0.65)
                                                                                                         ========          ========
